PROSPECTUS SUPPLEMENT                           FILED PURSUANT TO RULE 424(b)(2)
(To Prospectus dated May 13, 1998)              REGISTRATION NO. 333-49077

                                 $400,000,000

                           Duke Capital Corporation
                    a subsidiary of Duke Energy Corporation
              $250,000,000 SERIES A 6 1/4% SENIOR NOTES DUE 2005
              $150,000,000 SERIES B 6 3/4% SENIOR NOTES DUE 2018
                               ----------------
                    Interest payable January 15 and July 15
                               ----------------
THE SERIES A  6 1/4% SENIOR NOTES DUE  2005 WILL MATURE ON JULY  15, 2005 (THE
 "SERIES A SENIOR NOTES"), AND THE SERIES B 6 3/4% SENIOR NOTES DUE 2018 WILL MATURE ON JULY 15, 2018 (THE "SERIES B SENIOR NOTES") (COLLECTIVELY, THE
  "SENIOR NOTES"). THE SERIES A SENIOR NOTES AND THE SERIES B SENIOR NOTES WILL BE REDEEMABLE, IN WHOLE OR FROM TIME TO TIME IN PART, AT THE OPTION
   OF THE CORPORATION AT ANY TIME AT A REDEMPTION PRICE EQUAL TO THE GREATER OF (I) 100% OF THEIR PRINCIPAL AMOUNT AND (II) THE SUM OF THE PRESENT
    VALUES OF THE REMAINING SCHEDULED PAYMENTS OF PRINCIPAL AND INTEREST THEREON (EXCLUSIVE OF INTEREST ACCRUED TO THE DATE OF REDEMPTION)
     DISCOUNTED TO THE DATE OF REDEMPTION ON A SEMI-ANNUAL BASIS (ASSUMING
     A 360-DAY YEAR  CONSISTING OF TWELVE 30-DAY  MONTHS) AT THE TREASURY
      RATE (AS DEFINED HEREIN) PLUS 10 BASIS POINTS FOR THE SERIES A SENIOR NOTES AND 20 BASIS POINTS FOR THE SERIES B SENIOR NOTES,
       PLUS, IN EITHER CASE, ACCRUED AND UNPAID INTEREST ON THE PRINCIPAL AMOUNT BEING REDEEMED TO THE DATE OF REDEMPTION. EACH
        SERIES OF SENIOR NOTES INITIALLY WILL BE REPRESENTED  BY ONE OR
        MORE  GLOBAL  DEBT SECURITIES  REGISTERED  IN  THE  NAME  OF A
         NOMINEE OF THE DEPOSITORY TRUST COMPANY, AS DEPOSITARY ("DTC"). BENEFICIAL INTERESTS IN THE GLOBAL DEBT SECURITIES
          WILL BE SHOWN  ON, AND TRANSFERS  THEREOF WILL  BE EFFECTED
          ONLY  THROUGH,  RECORDS  MAINTAINED  BY  PARTICIPANTS  (AS
           DEFINED HEREIN) IN DTC. EXCEPT AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS,
            SENIOR NOTES IN CERTIFICATED FORM WILL NOT BE ISSUED IN
            EXCHANGE  FOR A  GLOBAL SECURITY.  SEE "DESCRIPTION  OF
             THE OFFERED SENIOR NOTES--BOOK-ENTRY  ONLY ISSUANCE--
                        THE DEPOSITORY TRUST COMPANY."

                               ----------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
  AND  EXCHANGE  COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION  NOR  HAS
    THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
     COMMISSION PASSED UPON  THE ACCURACY OR ADEQUACY OF  THIS PROSPECTUS
      SUPPLEMENT OR  THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                               ----------------

       SERIES A SENIOR NOTES--PRICE 99.608% AND ACCRUED INTEREST, IF ANY SERIES B SENIOR NOTES--PRICE 99.338% AND ACCRUED INTEREST, IF ANY

                               ----------------

                                               UNDERWRITING
                                   PRICE TO    DISCOUNTS AND     PROCEEDS TO
                                  PUBLIC (1)  COMMISSIONS (2) CORPORATION (1)(3)
                                 ------------ --------------- ------------------
Per Series A Senior Note........   99.608%         .625%           98.983%
Total........................... $249,020,000   $1,562,500       $247,457,500
Per Series B Senior Note........   99.338%         .875%           98.463%
Total........................... $149,007,000   $1,312,500       $147,694,500

--------
  (1) Plus accrued interest, if any, from July 20, 1998.
  (2) The Corporation has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
  (3) Before deducting expenses payable by the Corporation estimated at $250,000.

                               ----------------

  The Senior Notes are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to their right to reject any order in whole or in part. It is expected that delivery of the Senior Notes will be made on or about July 20, 1998 through the book-entry facilities of DTC against payment therefor in immediately available funds.

                               ----------------

MORGAN STANLEY DEAN WITTER
             CITICORP SECURITIES, INC.
                           GOLDMAN, SACHS & CO.
                                         MERRILL LYNCH & CO.
                                                              J.P. MORGAN & CO.

July 15, 1998

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICES OF THE SECURITIES. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR BY ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION MADE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF OR THEREOF, OR THAT THE INFORMATION HEREUNDER OR THEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

Summary of Offering........................................................  S-3
Incorporation by Reference.................................................  S-4
Financial Ratios...........................................................  S-4
Description of the Offered Senior Notes....................................  S-4
Underwriting...............................................................  S-8
Legal Matters..............................................................  S-9
Glossary................................................................... S-10

                                  PROSPECTUS

Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    3
Duke Capital Corporation...................................................    4
The Trusts.................................................................    8
Use of Proceeds............................................................    8
Description of the Senior Notes............................................    9
Description of the Junior Subordinated Notes...............................   18
Description of the Preferred Securities....................................   25
Description of the Guarantees..............................................   26
Accounting Treatment.......................................................   28
Plan of Distribution.......................................................   28
Legal Matters..............................................................   29
Experts....................................................................   29

                              SUMMARY OF OFFERING

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms not otherwise defined shall have the meanings assigned in the Glossary.

The Corporation.............  Duke Capital Corporation (the "Corporation"),
                               a wholly-owned subsidiary of Duke Energy
                               Corporation, serves as the parent company to a number of affiliates of Duke Energy Corporation which are primarily engaged in the interstate transportation and storage of natural gas, in the gathering, processing, marketing and intrastate transportation and storage of natural gas, natural gas liquids and crude oil, in natural gas and electric power marketing, in the acquisition, development and operation of independent power production facilities, in risk-management services and in engineering consulting, construction and other related energy services.

Securities Offered..........  The Corporation is offering $250,000,000 aggregate principal amount of its Series A
                               Senior Notes and $150,000,000 aggregate
                               principal amount of its Series B Senior
                               Notes.

Interest Payment Dates......  Interest on the Senior Notes will be payable semi-annually on January 15 and July 15 of each year, commencing January 15, 1999.

Record Date.................  The regular record date for each Interest
                               Payment Date will be the close of business on the 15th calendar day prior to such Interest Payment Date.

Ranking.....................  The Senior Notes will be direct, unsecured and unsubordinated obligations of the
                               Corporation ranking pari passu in right of payment with all other unsecured and unsubordinated debt of the Corporation and senior in right of payment to all existing and future subordinated debt of the Corporation. The Senior Note Indenture contains no restrictions on the amount of additional indebtedness that may be incurred thereunder by the Corporation. The Corporation conducts its business through subsidiaries. Accordingly, the ability of the Corporation to meet its obligations under the Senior Notes will be dependent on the earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or to advance or repay funds to the Corporation. In addition, the rights of the Corporation and its creditors to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors.

Redemption..................  The Senior Notes will be redeemable, in whole or from time to time in part, at the option of the Corporation at any time at the applicable redemption price (determined as described herein), plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

                          INCORPORATION BY REFERENCE

  The Quarterly Report on Form 10-Q of the Corporation filed on May 20, 1998, setting forth unaudited consolidated financial information for the first quarter of 1998 is incorporated by reference herein.

                               FINANCIAL RATIOS
                                  (UNAUDITED)

                                          THREE MONTHS
                                              ENDED         TWELVE MONTHS ENDED
                                            MARCH 31,           DECEMBER 31,
                                          --------------  ------------------------
                                           1998    1997   1997 1996 1995 1994 1993
                                          ------  ------  ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges (1)...    4.7     5.2  3.7  3.6  3.2  2.7  2.1

--------
(1) For purposes of this ratio (i) earnings consist of income from continuing operations before income taxes and fixed charges and (ii) fixed charges consist of all interest deductions and the interest component of rentals.

                    DESCRIPTION OF THE OFFERED SENIOR NOTES

  Set forth below is a description of the specific terms of the Series A Senior Notes and the Series B Senior Notes. This description supplements, and should be read together with, the description of the general terms and provisions of the Senior Notes set forth in the accompanying Prospectus under the caption "Description of the Senior Notes." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Senior
Note Indenture. Certain capitalized terms used herein are defined in the Senior Note Indenture.

GENERAL

  The Series A Senior Notes will be limited to $250,000,000 in aggregate principal amount and will mature on July 15, 2005. The Series B Senior Notes will be limited to $150,000,000 in aggregate principal amount and will mature on July 15, 2018. The Senior Notes will bear interest at the respective rates per annum set forth on the cover page of this Prospectus Supplement from the date of issue, or the most recent Interest Payment Date to which interest has been paid or provided for, and will be payable semi-annually on January 15 and July 15 of each year, commencing January 15, 1999, to the persons in whose names the Senior Notes are registered on the Record Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date.

  The Senior Notes are not subject to any sinking fund provision.

  Payment of principal of, premium, if any, and interest on the Senior Notes will be paid in immediately available funds to DTC, or its nominee, as the case may be, as the registered owner and holder of the Senior Notes, as long as the Senior Notes are represented by one or more global securities and DTC serves as securities depositary therefor.

REDEMPTION AT THE OPTION OF THE CORPORATION

  The Series A Senior Notes and the Series B Senior Notes will be redeemable, in whole or from time to time in part, at the option of the Corporation on any date (a "Redemption Date"), at a Redemption Price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points for the Series A Senior Notes and 20 basis points for the Series B Senior Notes, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date; provided that installments of interest on Senior Notes which are due and payable on an Interest

Payment Date falling on or prior to the relevant Redemption Date shall be payable to the holders of such Senior Notes, registered as such on the Record Date relevant to such Interest Payment Date according to their terms and the provisions of the Senior Note Indenture.

  "Treasury Rate" means, with respect to any Redemption Date for the Senior Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

  "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

  "Independent Investment Banker" means Morgan Stanley & Co. Incorporated and any successor firm or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Senior Indenture Trustee after consultation with the Corporation.

  "Comparable Treasury Price" means with respect to any Redemption Date for the Senior Notes (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Senior Indenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

  "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Citicorp Securities, Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation will substitute therefor another Primary Treasury Dealer.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Senior Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Senior Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

REDEMPTION PROCEDURES

  Notice of any redemption by the Corporation will be mailed at least 30 days but not more than 60 days before any Redemption Date to each registered holder of Senior Notes to be redeemed. If less than all the Senior Notes of a series are to be redeemed at the option of the Corporation, the Senior Indenture Trustee shall select, in such manner as it shall deem fair and appropriate, the Senior Notes to be redeemed in whole or in part.

  If the Senior Indenture Trustee gives a notice of redemption in respect of Senior Notes of a series (which notice will be irrevocable), then, in accordance with arrangements with the securities depositary, on the Redemption Date, the Senior Indenture Trustee will irrevocably deposit with the securities depositary, so long as such Senior Notes are in book-entry only form, sufficient funds to pay the Redemption Price. See "--Book-Entry Only Issuance--The Depository Trust Company" below. If such Senior Notes are no longer in book-entry only form, the Senior Indenture Trustee will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions to pay the Redemption Price to the holders thereof upon surrender of their Senior Notes certificates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, interest will cease to accrue and all rights of holders of such Senior Notes so called for redemption will cease, except the right of the holders of such Senior Notes to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Senior Notes is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). Unless the Corporation defaults in payment of the Redemption Price, on and after any Redemption Date interest will cease to accrue on the Senior Notes or portions thereof called for redemption. See "Description of the Senior Notes--Events of Default" in the accompanying Prospectus.

DENOMINATIONS

  The Senior Notes will be issuable in denominations of $1,000 or any integral multiples thereof.

DEFEASANCE

  The Corporation may cause itself to be discharged from its obligations (with certain exceptions) with respect to any series of Senior Notes ("Defeasance") on and after the date certain conditions set forth in the Senior Note Indenture are satisfied. See "Description of the Senior Notes--Defeasance and Covenant Defeasance" in the accompanying Prospectus.

  Under current United States federal income tax law, Defeasance would be treated as an exchange of the relevant Senior Notes in which holders of such Senior Notes might recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includible in the absence of such Defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a Defeasance, including the applicability and effect of tax laws other than the United States federal income tax laws.

  The provisions of the Senior Note Indenture that provide for Covenant Defeasance (as described in "Description of the Senior Notes--Defeasance and Covenant Defeasance" in the accompanying Prospectus) will apply to the Senior Notes.

  Under current United States federal income tax law, unless accompanied by other changes in the terms of the Senior Notes, Covenant Defeasance should not be treated as a taxable exchange.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

  The Depository Trust Company ("DTC") will act as the initial securities depositary for the Senior Notes. The Senior Notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. Fully registered global Senior Note certificates will be issued, representing in the aggregate the total principal amount of Senior Notes, and will be deposited with DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Senior Notes within the DTC system must be made by or through Direct Participants, which will receive a credit for the Senior Notes on DTC's records. The ownership interest of each actual purchaser of Senior Notes ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Senior Notes. Transfers of ownership interests in the Senior Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Senior Notes, except in the event that use of the book-entry system for the Senior Notes is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Senior Notes. DTC's records reflect only the identity of the Direct Participants to whose accounts such Senior Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to DTC. If less than all of the Senior Notes of a series are being redeemed, DTC will reduce the amount of interest of each Direct Participant in the Senior Notes being redeemed in accordance with its procedures.

  Although voting with respect to the Senior Notes is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Senior Notes. Under its usual procedures, DTC would mail an Omnibus Proxy to the Corporation as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Senior Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Payments on the Senior Notes will be made to DTC or its nominee. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in "street name," and will be the responsibility of such Participant and not of DTC or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is the responsibility of the Corporation, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  Except as provided herein, a Beneficial Owner of an interest in a global Senior Note will not be entitled to receive physical delivery of Senior Notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Senior Notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Senior Note.

  DTC may discontinue providing its services as securities depositary with respect to the Senior Notes at any time by giving reasonable notice to the Corporation. Under such circumstances, in the event that a successor securities depositary is not obtained within 90 days, Senior Note certificates will be printed and delivered to the holders of record. Additionally, the Corporation may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Senior Notes. In that event, certificates for the Senior Notes will be printed and delivered to the holders of record.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Corporation believes to be reliable, but the Corporation takes no responsibility for the accuracy thereof. The Corporation has no responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                                 UNDERWRITING

  Under the terms and subject to the conditions contained in the Underwriting Agreement dated July 15, 1998, the Underwriters named below have severally agreed to purchase and the Corporation has agreed to sell to them, severally, the respective principal amounts of Senior Notes set forth opposite their respective names below at the public offering prices set forth on the cover page of this Prospectus Supplement less underwriting discounts and commissions.

                                     PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
          NAME                      SERIES A SENIOR NOTES SERIES B SENIOR NOTES
          ----                      --------------------- ---------------------
     Morgan Stanley & Co. Incorpo-
      rated .......................     $100,000,000          $ 60,000,000
     Citicorp Securities, Inc. ....       37,500,000            22,500,000
     Goldman, Sachs & Co. .........       37,500,000            22,500,000
     Merrill Lynch, Pierce, Fenner
              & Smith
              Incorporated ........       37,500,000            22,500,000
     J.P. Morgan Securities Inc. ..       37,500,000            22,500,000
                                        ------------          ------------
         Total.....................     $250,000,000          $150,000,000
                                        ============          ============

  The Underwriters are committed to take and pay for all of the Senior Notes, if any are taken. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

  The Underwriters propose to offer the Senior Notes to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of .375% of the principal amount in the case of the Series A Senior Notes and .50% of the principal amount in the case of the Series B Senior Notes. The Underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of .25% of the principal amount in the case of the Series A Senior Notes and .25% of the principal amount in the case of the Series B Senior Notes. After the initial public offering of the Senior Notes, the respective public offering prices and such concessions may be changed.

  The Corporation does not intend to apply for listing of the Senior Notes on any national securities exchange but has been advised by the Underwriters that they presently intend to make a market in the Senior Notes as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Senior Notes and any such market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Senior Notes.

  In order to facilitate the offering of the Senior Notes, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the Senior Notes. Specifically, the Underwriters may over-allot in connection with the offering, creating a short position in the Senior Notes for their own account. In addition, to cover allotments or to stabilize the price of the Senior Notes, the Underwriters may bid for, and purchase, the Senior Notes in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or dealer for distributing the Senior Notes in the offering if the syndicate repurchases previously distributed Senior Notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain market prices of the Senior Notes above independent market levels. The Underwriters are not required to engage in these activities and, if any of such activities are commenced, they may end without notice at any time.

  The Corporation has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the 1933 Act.

  Certain of the Underwriters or their affiliates engage in investment banking and/or commercial banking transactions with, and, from time to time, have performed services for, the Corporation and its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

  The validity of the Senior Notes offered hereby and certain matters relating thereto will be passed upon on behalf of the Corporation by Dewey Ballantine LLP, New York, New York. The validity of the Senior Notes offered hereby will be passed upon for the Underwriters by Sullivan & Cromwell, New York, New York.

                                   GLOSSARY

1933 Act...................  The Securities Act of 1933, as amended.

1934 Act...................  The Securities Exchange Act of 1934, as amended.

Corporation................  Duke Capital Corporation.

DTC........................  The Depository Trust Company, a "clearing corporation" that initially will hold (through its agents) a global certificate or certificates evidencing the Series A Senior Notes.

Interest Payment Dates.....  January 15 and July 15 of each year, commencing
                             January 15, 1999.

Record Date................  The close of business on the 15th calendar day prior to the relevant Interest Payment Date.

Redemption Price...........  The greater of (i) 100% of the principal amount of the Series A Senior Notes and the Series B Senior Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points for the Series A Senior Notes and 20 basis points for the Series B Senior Notes, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

Senior Note Indenture......  The indenture pursuant to which the Senior Notes will be issued.

Senior Indenture Trustee...  The trustee under the Senior Note Indenture;
                             initially, The Chase Manhattan Bank.

Senior Notes...............  The Series A 6 1/4% Senior Notes Due 2005 and the
                             Series B 6 3/4% Senior Notes Due 2018 of the
                             Corporation.

PROSPECTUS
                                $1,000,000,000
                           DUKE CAPITAL CORPORATION
                                 SENIOR NOTES
                           JUNIOR SUBORDINATED NOTES

                                ---------------
                         DUKE CAPITAL FINANCING TRUST I
                        DUKE CAPITAL FINANCING TRUST II
                       DUKE CAPITAL FINANCING TRUST III

                          TRUST PREFERRED SECURITIES
         FULLY AND UNCONDITIONALLY GUARANTEED, AS SET FORTH HEREIN, BY
                           DUKE CAPITAL CORPORATION
                    A SUBSIDIARY OF DUKE ENERGY CORPORATION

                                ---------------

  Duke Capital Corporation, a Delaware corporation (the "Corporation"), may offer, from time to time, (i) its senior notes (the "Senior Notes") in one or more series or (ii) its junior subordinated notes (the "Junior Subordinated Notes") in one or more series. The Senior Notes will be unsecured obligations of the Corporation and will rank pari passu (equal in priority) with all other unsecured and unsubordinated debt of the Corporation. The Junior Subordinated Notes will be unsecured obligations of the Corporation and will be subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of the Corporation.

  Duke Capital Financing Trust I, Duke Capital Financing Trust II and Duke Capital Financing Trust III, each a statutory business trust created under the laws of the State of Delaware (individually, a "Trust" and collectively, the "Trusts"), may offer, from time to time, trust preferred securities (collectively, the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the respective Trusts. The Corporation will own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of the respective Trusts. The payment of periodic cash distributions on the Preferred Securities of each Trust and payments on liquidation or redemption with respect to such Preferred Securities, in each case to the extent such Trust has funds legally and immediately available therefor, will be guaranteed by the Corporation as described herein (individually, a "Guarantee" and collectively, the "Guarantees"). See "Description of the Guarantees." The Corporation's obligations under each Guarantee will be subordinate and junior in right of payment to all of its other liabilities and will rank pari passu with the most senior preferred stock that may be issued by the Corporation. Concurrently with the issuance by a Trust of its Preferred Securities, such Trust will invest the proceeds thereof and of the Corporation's purchase of the Common Securities of such Trust in a related series of Junior Subordinated Notes of the Corporation with terms corresponding to the terms of such Trust's Preferred Securities. Junior Subordinated Notes may subsequently be distributed pro rata to holders of the Trust Securities of a Trust in connection with the termination of such Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

  As described herein, the Corporation will, through each Guarantee, the Subordinated Note Indenture, the Junior Subordinated Notes of the related series, the related Trust Agreement and the related Agreement as to Expenses and Liabilities, fully and unconditionally guarantee all of each Trust's obligations with respect to its Preferred Securities.

  Specific terms of the Senior Notes of any series, the Junior Subordinated Notes of any series or the Preferred Securities of any Trust in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (a) in the case of Senior Notes or Junior Subordinated Notes, the specific designation, aggregate principal amount, denominations, maturity, interest payment dates, interest rate (or the method of determining such rate), any redemption, exchange or sinking fund provisions, and any other specific terms of the offering, and (b) in the case of Preferred Securities, the specific designation, number of Preferred Securities, liquidation amount per security, distribution rate (or the method of determining such rate), dates on which distributions will be payable, voting rights, any redemption, exchange or sinking fund provisions, and any other rights, preferences, privileges, limitations and restrictions.

  The Senior Notes, Junior Subordinated Notes and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Senior Notes, Junior Subordinated Notes and Preferred Securities shall not exceed $1,000,000,000.

  The Prospectus Supplement relating to any series of Senior Notes or Junior Subordinated Notes or the Preferred Securities will contain information concerning material United States federal income tax considerations, if applicable to such Senior Notes, Junior Subordinated Notes or Preferred Securities.

                                ---------------
 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION  NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
      PASSED  UPON THE  ACCURACY  OR ADEQUACY  OF  THIS PROSPECTUS.  ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

  The Senior Notes, Junior Subordinated Notes and Preferred Securities may be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. See "Plan of Distribution." If agents or any underwriters or dealers are involved in the sale of Senior Notes, Junior Subordinated Notes or Preferred Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Senior Notes, Junior Subordinated Notes or Preferred Securities.

                                ---------------
                                 May 13, 1998

                             AVAILABLE INFORMATION

  The Corporation and the Trusts have filed with the Securities and Exchange Commission (the "Commission") a combined registration statement on Form S-3 (the "Registration Statement," which term encompasses any amendments thereof and exhibits thereto) under the Securities Act of 1933, as amended (the "1933 Act"). As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made.

  The Corporation has filed with the Commission a registration statement on Form 10 (the "Form 10") for the registration of its common stock, without par value, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, as a result, is subject to the informational requirements of the 1934 Act, and in accordance therewith will file periodic and current reports and other information with the Commission. The Registration Statement, the Form 10 and such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Ill. 60661, and Seven World Trade Center, Suite 1300, New York, N.Y. 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports, information statements and other information regarding registrants, such as the Corporation, that file electronically with the Commission.

  No separate financial statements of any Trust are included herein. The Corporation considers that such statements would not be material to holders of the Preferred Securities because each Trust has no independent operations and its sole purpose is investing the proceeds of the sale of its Trust Securities in Junior Subordinated Notes. The Corporation does not expect that any of the Trusts will be filing reports under the 1934 Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Form 10 filed by the Corporation with the Commission is incorporated in and made a part of this Prospectus by reference.

  All documents filed by the Corporation with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the accompanying Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the accompanying Prospectus Supplement.

  THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT ARE DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). SUCH REQUESTS SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT, DUKE CAPITAL CORPORATION, P.O. BOX 1005, CHARLOTTE, NORTH CAROLINA 28201, TELEPHONE (704) 382-3853 OR (800) 488-3853 (TOLL-FREE).

                           DUKE CAPITAL CORPORATION

  The Corporation is a wholly-owned subsidiary of Duke Energy Corporation ("Duke Energy") which, under the name of Duke Power Company, completed a merger with PanEnergy Corp ("PanEnergy") on June 18, 1997 and changed its name to its present form. As a result, PanEnergy became a wholly-owned subsidiary of Duke Energy. Subsequent to the merger, Duke Energy contributed all of the common stock of PanEnergy to the Corporation, which, under the name of Church Street Capital Corp., served as the parent company of Duke Energy's non-utility operations. The combination of the Corporation and PanEnergy was accounted for similar to a pooling of interests and, accordingly, the consolidated financial statements for periods prior to the combination were restated to include the operations of PanEnergy. The Corporation provides financing and credit enhancement services for its subsidiaries and conducts its operating activities through its business segments as follows:

 Energy Transmission

  The Corporation is engaged in the interstate transportation and storage of natural gas. Through its four major pipeline subsidiaries--Texas Eastern Transmission Corporation, Algonquin Gas Transmission Company, Panhandle Eastern Pipe Line Company and Trunkline Gas Company--the Corporation owns and operates one of the nation's largest gas transmission networks, delivering approximately 12% of the natural gas consumed in the United States. This fully interconnected, 37,500-mile system can receive natural gas from most major North American producing regions for delivery to markets throughout the Mid-Atlantic, New England and Midwest states as shown below.


                            [MAP of United States]

 Energy Services

  The Energy Services group offers a broad variety of worldwide services in energy asset monetization, engineering, construction, liquids, gas and electric marketing, risk management, natural gas liquids shipping, gas processing and transport and "inside-the-fence" and merchant power generation. The Field Services unit is engaged in the business of purchasing, gathering, transporting and marketing natural gas, natural gas liquids and crude oil to industrial end-users, local distribution companies, liquid petroleum gas wholesalers and retailers and refiners. Through Duke Energy Trading and Marketing L.L.C., Duke Energy Marketing, L.P., and Duke/Louis Dreyfus L.L.C., the Corporation markets natural gas and electric power and provides risk management services to utilities, municipalities and other large energy users.

  Duke Engineering & Services, Inc., provides full-scope engineering, technical and professional services to public and private sector clients worldwide in all phases of nuclear, renewable and conventional power generation, from conceptual design through construction and full life-cycle operation. Specialized capabilities include engineering, design, project and construction management, operations and maintenance, quality assurance, environmental management, facility siting, petroleum services, power delivery services and safety and health training. Duke/Fluor Daniel provides services related to the engineering, procurement, construction and operation and maintenance of fossil-fueled generating stations. The Global Asset Development group develops, owns, manages and operates energy projects internationally, electric generation facilities in the United States and Canada, and on-site, "inside-the-fence" electric generation and energy conversion facilities for industrial customers. DukeSolutions is the Corporation's retail energy services provider, offering customers a "one-stop shop" solution for natural gas and electric commodities, energy efficiency and productivity services and asset monetization.

  The scope of the activities of Energy Services is shown below.


[MAP]



                                                                           [MAP]

 Other Operations

  Crescent Resources, Inc. ("Crescent Resources") conducts real estate management, forestry, and commercial and residential real estate development operations. DukeNet Communications, Inc. ("DukeNet") develops and manages communications systems, including fiber optic and wireless digital network services.

  The scope of the activities of Crescent Resources and DukeNet is shown below.




                                     [MAP]

  The principal executive offices of the Corporation are located at 422 South Church Street, Charlotte, North Carolina 28202, telephone (704) 594-6200.

  The following financial information is qualified in its entirety by the financial statements included in the Form 10 incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                       (MILLIONS, EXCEPT PER SHARE DATA)

                                                       YEAR ENDED DECEMBER 31,
                                                     ---------------------------
                                                      1997(1)  1996(1)  1995(1)
                                                     --------- -------- --------
INCOME STATEMENT DATA
Operating Revenues.................................. $11,914.8 $7,816.1 $5,187.7
Operating Expenses..................................  11,079.0  6,946.8  4,393.9
                                                     --------- -------- --------
 Operating Income...................................     835.8    869.3    793.8
Other Income, Net...................................      36.7     20.1     18.0
                                                     --------- -------- --------
Earnings Before Interest and Taxes..................     872.5    889.4    811.8
Interest Expense....................................     214.2    232.1    239.5
Income Before Extraordinary Item....................     380.3    399.0    348.1
Net Income..........................................     380.3    382.3    348.1

--------
(1) Data reflects accounting for the combination of the Corporation and PanEnergy on June 30, 1997 similar to a pooling of interests. As a result, the data gives effect to the combination as if it had occurred as of January 1, 1995.

BALANCE SHEET DATA
Property, Plant and Equipment, net ................. $ 6,065.2 $5,800.7 $5,429.1
Total Assets........................................  11,096.8  9,751.7  8,225.8
Short-term Debt ....................................     137.7    359.1    150.0
Long-term Debt, including current portion...........   2,941.3  2,203.3  2,401.9

                               FINANCIAL RATIOS
                                  (UNAUDITED)

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                        1997 1996 1995 1994 1993
                                                        ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges (1)................. 3.7  3.6  3.2  2.7  2.1

--------
(1) For purposes of this ratio (i) earnings consist of income from continuing operations before income taxes and fixed charges and (ii) fixed charges consist of all interest deductions and the interest component of rentals.

                                  THE TRUSTS

  Each Trust is a statutory business trust formed under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on January 29, 1998. Each Trust's business is defined in a trust agreement, executed by the Corporation, as Depositor, and the Delaware Trustee thereunder. The trust agreement of each Trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part (the "Trust Agreement"). Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Each Trust exists for the exclusive purposes of (i) issuing its Trust Securities representing undivided beneficial interests in the assets of such Trust, (ii) investing the gross proceeds of its Trust Securities in a related series of Junior Subordinated Notes, and
(iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto.

  Each Trust's business and affairs will be conducted by its trustees, which shall be appointed by the Corporation as the holder of the Common Securities: two officers of the Corporation as Administrative Trustees; The Chase Manhattan Bank as Property Trustee; and Chase Manhattan Bank Delaware as Delaware Trustee. The Property Trustee of each Trust will act as the indenture trustee with respect to such Trust for purposes of compliance with the provisions of the 1939 Act.

  The principal place of business of each Trust shall be c/o the Corporation, 422 South Church Street, Charlotte, North Carolina 28202, telephone (704) 594-6200.

  Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for further information concerning such Trust.

                                USE OF PROCEEDS

  Each Trust will invest the proceeds received from the sale of the Preferred Securities in Junior Subordinated Notes. Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by the Corporation from such investment and any proceeds received from the sale of its Senior Notes or other sales of its Junior Subordinated Notes will be used for general corporate purposes, including capital expenditures, working capital, debt repayments and advances to affiliates.

                        DESCRIPTION OF THE SENIOR NOTES

  Set forth below is a description of the terms of the Senior Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Senior Indenture, dated as of April 1, 1998, between the Corporation and The Chase Manhattan Bank, as trustee (the "Senior Indenture Trustee"), as to be supplemented, with respect to a series of Senior Notes, by a supplemental indenture (each, a "Supplemental Indenture") thereto establishing such series of Senior Notes (the Senior Indenture, as so supplemented and as such indenture may be further supplemented from time to time, is hereinafter referred to as the "Senior Note Indenture"), the form of which Senior Note Indenture and Supplemental Indenture are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of each series of Senior Notes will include those stated in the Senior Note Indenture with respect to such series and those made a part of the Senior Note Indenture by reference to the 1939 Act. Certain capitalized terms used herein are defined in the Senior Note Indenture.

GENERAL

  The Senior Notes will be issued as one or more series of unsecured senior debt securities under the Senior Note Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the Corporation. The Senior
Note Indenture does not limit the aggregate principal amount of Senior Notes that may be issued thereunder and provides that Senior Notes may be issued from time to time in one or more series pursuant to supplemental indentures or pursuant to resolutions of the Corporation's Board of Directors or a duly authorized committee thereof. The Senior Notes of a series need not be issued at the same time or bear interest at the same rate or mature on the same date.

  The Corporation conducts its business through subsidiaries. Accordingly, the ability of the Corporation to meet its obligations under the Senior Notes will be dependent on the earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or to advance or repay funds to the Corporation. In addition, the rights of the Corporation and its creditors to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors.

  Reference is made to the applicable Prospectus Supplement (the "Prospectus Supplement") for the following terms of any particular series of Senior Notes:
(i) the title of such series of Senior Notes; (ii) any limit on the aggregate principal amount of such Senior Notes; (iii) the date or dates on which the principal of any of such Senior Notes will be payable or the method by which such date or dates will be determined, and the right, if any, of the Corporation to shorten or extend the date on which the principal of any Senior Notes of the series is payable; (iv) the rate or rates at which any of such Senior Notes will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue; (v) the Interest Payment Dates on which any such interest will be payable and the Regular Record Date, if any, for any such interest payable on any Interest Payment Date; (vi) if applicable, whether the interest payment periods may be extended by the Corporation and, if so, the terms of any such extension; (vii) the place or places where the principal of and any premium and interest on any of such Senior Notes will be payable, if other than the principal corporate trust office of the Senior Indenture Trustee; (viii) the obligation, if any, of the Corporation to redeem or purchase any of such Senior Notes pursuant to any sinking fund, purchase fund or analogous provision or at the option of the holder thereof and the terms and conditions on which any of such Senior Notes may be redeemed or purchased pursuant to such obligation; (ix) the terms and conditions, if any, on which any of such Senior Notes may be redeemed at the option of the Corporation; (x) if applicable, the fact that certain terms of the Senior Note Indenture which are described below under the caption "Defeasance and Covenant Defeasance" will not apply to any of such Senior Notes; (xi) the currency, currencies or currency units in which the principal of and any premium and interest on any of such Senior Notes will be payable, if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose;
(xii) if the principal of or any premium or interest on any of such Senior Notes is to be payable, at the election of the Corporation or the holder thereof, in one or more currencies or currency units other than those in which such Senior Notes are stated to be payable, then the currency, currencies or currency units in which such payments will be made, the terms and conditions upon which such election is to be made and the amount so payable (or the manner of determining any such amount); (xiii) the portion of the principal amount of any of such Senior Notes which will be payable upon declaration of acceleration of the maturity thereof, if other than the entire principal amount thereof; (xiv) whether any of such Senior Notes will be issuable in whole or in part in the form of one or more Global Securities, and, if so, the identity of the depositary (the "Depositary") for any such Global Security or Global Securities and any provisions regarding the transfer, exchange or legending of any such Global Security, if different from those described below under the caption "Global Securities"; (xv) any addition to, change in or deletion from the Events of Default or covenants with respect to any of such Senior Notes; (xvi) any index or formula used to determine the amount of principal of or any premium or interest on any of such Senior Notes and the manner of determining any such amounts; (xvii) if the principal amount payable at the stated maturity of any of such Senior Notes will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity (or the manner of determining any such deemed principal amount); and (xviii) any other terms of such Senior Notes.

  Unless otherwise indicated in the Prospectus Supplement relating thereto, the Senior Notes will be issued only in fully registered form, without coupons, and no service charge will be made for any registration of transfer or exchange of the Senior Notes, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Senior Notes, including Original Issue Discount Senior Notes, may be offered and sold at a substantial discount below their principal amount. Special United States federal income tax and other considerations, if any, applicable thereto will be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations, if any, applicable to any Senior Notes which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable Prospectus Supplement.

  The Senior Note Indenture does not contain provisions that afford any holders of Senior Notes protection in the event of a highly leveraged transaction involving the Corporation.

GLOBAL SECURITIES

  Some or all of the Senior Notes of a series of Senior Notes may be represented in whole or in part by one or more Global Securities that will be deposited with or on behalf of one or more Depositaries.

  The specific terms of the depositary arrangement with respect to any Senior Notes of a series will be described in the Prospectus Supplement relating thereto. The Corporation anticipates that the following provisions will apply to all depositary arrangements.

  Unless otherwise specified in the Prospectus Supplement relating thereto, Senior Notes which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of a Global Security in registered form, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Senior Notes represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Senior Notes or by the Corporation, if such Senior Notes are offered and sold directly by the Corporation. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of any such ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be effected only through records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Notes represented by such Global Security for all purposes under the Senior
Note Indenture. Except as set forth below, owners of beneficial interests in the Global Security will not be entitled to have the Senior Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Senior Notes in definitive form and will not be considered the owners or holders thereof under the Senior Note Indenture.

  Payment of principal of and any premium and interest on Senior Notes registered in the name of or held by a Depositary or its nominee will be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Senior Notes. None of the Corporation, the Senior Indenture Trustee, any Paying Agent or the Security Registrar for such Senior Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for such Senior Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that a Depositary for Senior Notes of a series, upon receipt of any payment of principal or any premium or interest in respect of a Global Security, will credit immediately participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Corporation also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  A Global Security may not be transferred in whole or in part except by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. If a Depositary for Senior Notes of a series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Corporation within 90 days or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act when the Depositary is required to be registered to act as such Depositary and no successor is appointed by the Corporation within 90 days, then the Corporation will issue Senior Notes in definitive registered form in exchange for the Global Security or Global Securities representing such Senior Notes. In addition, the Corporation may at any time determine not to have any Senior Notes represented by one or more Global Securities and, in such event, will issue Senior Notes in definitive registered form in exchange for the Global Securities representing such Senior Notes. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of the Senior Notes represented by such Global Security equal in principal amount to such beneficial interest and to have such Senior Notes registered in its name.

EVENTS OF DEFAULT

  The following will be Events of Default under the Senior Note Indenture with respect to Senior Notes of any series issued thereunder (unless inapplicable to the particular series or otherwise modified or deleted in a supplemental indenture, as set forth in the applicable Prospectus Supplement): (a) failure to pay principal of or any premium on any Senior Note of that series when due;
(b) failure to pay any interest on any Senior Note of that series when due, continued for 60 days; provided, however, that the date on which such payment is due and payable shall be the date on which the Corporation is required to make payment following any deferral of payments of interest by the Corporation pursuant to the terms of such Senior Notes; (c) failure to make any sinking fund payment when and as due by the terms of any Senior Note of that series, continued for 60 days; (d) failure to perform any covenant of the Corporation in the Senior Note Indenture (other than a covenant which has expressly been included in the Senior Note Indenture solely for the benefit of series of Senior Notes other than that series), continued for 90 days after written notice has been given by the Senior Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of that series (unless such time period is extended by the Senior Indenture Trustee or by the Senior Indenture Trustee and the holders of a principal amount of Senior Notes of that series not less than the principal amount of Senior Notes the holders of which had given such notice of default; provided, however, that the Senior Indenture Trustee, or the Senior Indenture Trustee and such holders, as the case may be, will be deemed to have agreed to such an extension if corrective action is initiated, and is being diligently pursued, by the Corporation, as further provided in the Senior Note Indenture); (e) certain events in bankruptcy, insolvency or reorganization of the Corporation; and (f) any other Event of Default provided with respect to Senior Notes of that series.

  If an Event of Default with respect to Senior Notes of a series occurs and is continuing, then the Senior Indenture Trustee or the holders of not less than 33% in principal amount of the outstanding Senior Notes of that series may, by notice to the Corporation (and to the Senior Indenture Trustee if given by holders), declare to be immediately due and payable the principal amount (or, if any Senior Notes of that series are Original Issue Discount Senior Notes, such portion of the principal amount as may be specified in the terms of the series) of all Senior Notes of that series. However, the Event of Default giving rise to such declaration will, without further act, be deemed waived, and such declaration deemed rescinded, at any time after such a declaration of acceleration and before a judgment or decree for payment of the money due has been obtained by the Senior Indenture Trustee, if (i) the Corporation has paid or deposited with the Senior Indenture Trustee a sum sufficient to pay all overdue interest on the Senior Notes of such series, the principal of and any premium on the Senior Notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Senior Notes, interest on overdue interest at the rate or rates prescribed therefor in the Senior Notes of such series (to the extent permitted by applicable law), and all amounts due to the Senior Indenture Trustee under the Senior Note Indenture and (ii) all Events of Default with respect to the Senior Notes of such series (other than the nonpayment of the principal of the Senior Notes of such series which became due solely by such declaration of acceleration) have been cured or waived. Reference is made to the Prospectus Supplement relating to any series of Senior Notes which are Original Issue Discount Senior Notes for the particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Senior Notes upon the occurrence of an Event of Default and the continuation thereof.

  Subject to the provisions of the Senior Note Indenture relating to the duties of the Senior Indenture Trustee in case of a continuing Event of Default under the Senior Note Indenture, the Senior Note Indenture provides that the Senior Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders unless such holders shall have offered to the Senior Indenture Trustee reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. Subject to such provisions for indemnification and certain other rights of the Senior Indenture Trustee, the holders of a majority in principal amount of the outstanding Senior Notes of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Senior Indenture Trustee or exercising any trust or power conferred on the Senior Indenture Trustee with respect to the Senior Notes of that series. The Senior Indenture Trustee may withhold notice to the holders of Senior Notes of any series of any default (except in payment of principal or interest) with respect to such series of Senior Notes, if it in good faith considers it in the interest of holders to do so.

  No holder of a Senior Note of any series will have any right to institute any proceeding with respect to the Senior Note Indenture or for any remedy thereunder unless such holder has previously given the Senior Indenture Trustee written notice of a continuing Event of Default with respect to the Senior Notes of that series and unless the holders of not less than a majority in principal amount of the outstanding Senior Notes of that series have made such written request, and offered reasonable indemnity, to the Senior Indenture Trustee to institute such proceeding, and the Senior Indenture Trustee has not received from the holders of a majority in principal amount of the outstanding Senior Notes of that series a direction inconsistent with such request and has failed to institute such proceeding within 60 days after receipt of such notice and offer of indemnity. Notwithstanding the foregoing, the holder of any Senior Note will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to certain limitations, interest on such Senior Note on the stated maturity thereof (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment.

  The Corporation is required to furnish annually to the Senior Indenture Trustee an officers' certificate to the effect that, to the best knowledge of the officers providing such certificate, the Corporation is not in default in the performance and observance of any terms, provisions or conditions of the Senior Note Indenture or, if there has been a default, specifying such default and its status.

REGISTRATION AND TRANSFER

  If the Senior Notes of a series (or of a series and specified tenor) are to be redeemed, the Corporation will not be required to (i) issue, register the transfer of, or exchange any Senior Notes of that series (or of that series and specified tenor, as the case may be) during a period of fifteen days immediately preceding the date notice is mailed identifying the Senior Notes of that series that are called for redemption or (ii) register the transfer of or exchange any Senior Note so selected for redemption, in whole or in part, except the unredeemed portion of any such Senior Note being redeemed in part.

DENOMINATIONS

  Unless otherwise set forth in the applicable Prospectus Supplement, the Senior Notes will be issuable in denominations of $1,000 or any integral multiples thereof.

PAYMENT AND PAYING AGENT

  Payment of principal of any Senior Notes will be made only against surrender to the Paying Agent of such Senior Notes. Interest on Senior Notes will be payable, subject to such surrender where applicable, at the office of the Paying Agent or, at the option of the Corporation, (i) by wire transfer to such account at a banking institution in the United States as is designated in writing to the Senior Indenture Trustee at least sixteen days prior to the date of payment by the person entitled thereto or (ii) by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to such Senior Notes.

  Unless otherwise set forth in the applicable Prospectus Supplement, the Senior Indenture Trustee will act as Paying Agent with respect to the Senior Notes and the principal corporate trust office of the Senior Indenture Trustee will serve as the office through which the Paying Agent acts. Notwithstanding the foregoing, the Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

  All moneys paid by the Corporation to a Paying Agent for the payment of the principal of or interest on the Senior Notes which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Corporation at the Corporation's request, and the holder of such Senior Notes will thereafter look only to the Corporation for payment thereof.

MODIFICATION; WAIVER

  The Corporation and the Senior Indenture Trustee may amend or modify (with certain exceptions) the Senior Note Indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes of all series of Senior Notes affected thereby (voting as one class); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Senior Note affected thereby,
(a) change the stated maturity of the principal of, or any installment of principal of or interest on, any Senior Note; (b) reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, any Senior Note or reduce the amount of principal of any Senior Note which would be due and payable upon acceleration of the maturity thereof; (c) change the currency of payment of principal of, or any premium or interest on, any Senior Note; (d) impair the right to institute suit for the enforcement of any such payment on any Senior Note on or after the stated maturity thereof (or date of redemption); (e) reduce the percentage in principal amount of Senior Notes of any series, the consent of whose holders is required to amend or modify the Senior Note Indenture, to waive compliance with certain provisions of the Senior Note Indenture or to waive certain defaults; or (f) with certain exceptions, modify the above provisions or the sections of the Senior Note Indenture governing waiver of certain covenants and past defaults.

In addition, the Corporation and the Senior Indenture Trustee may execute, without the consent of any holders of the Senior Notes, supplemental indentures for certain other purposes, including for the purpose of creating a new series of Senior Notes.

  The holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes of any series may waive, insofar as that series is concerned, compliance by the Corporation with certain restrictive provisions of the Senior Note Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes of all series under the Senior Note Indenture with respect to which a default has occurred and is continuing (voting as one class) may waive any past default under the Senior
Note Indenture with respect to all such series, except a default in the payment of principal of, or any premium or interest on any Senior Note of such series or in respect of a covenant or provision under the Senior Note Indenture which cannot be amended or modified without the consent of the holder of each outstanding Senior Note affected thereby.

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

  The Senior Note Indenture provides that the Corporation may consolidate or merge with or into another corporation or other entity of a sort specified in the Senior Note Indenture, or convey or transfer its properties and assets as an entirety or substantially as an entirety to any such entity; provided that the successor, if any, assumes by supplemental indenture the Corporation's obligations under the Senior Note Indenture and the Senior Notes issued thereunder and the Corporation delivers an officers' certificate and an opinion of counsel to the Senior Indenture Trustee stating that all conditions precedent in the Senior Note Indenture relating to such consolidation, merger, conveyance or transfer have been complied with. Upon the assumption by the successor of the Corporation's obligations under the Senior Note Indenture and the Senior Notes issued thereunder, and the satisfaction of any other conditions precedent provided for in the Senior Note Indenture, the successor will succeed to and be substituted for the Corporation under the Senior Note Indenture and the Corporation will be relieved of its obligations under the Senior Note Indenture and the Senior Notes.

NEGATIVE PLEDGE

  The Senior Note Indenture provides that the Corporation will not, nor will it permit any Principal Subsidiary of the Corporation to, while any of the Senior Notes remain outstanding, create, or suffer to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance of any kind upon any Principal Property of the Corporation or any Principal Subsidiary of the Corporation or upon any shares of stock of any Principal Subsidiary of the Corporation, whether such Principal Property is, or shares of stock are, now owned or hereafter acquired, to secure any indebtedness for borrowed money of the Corporation, unless it makes effective provision whereby the Senior Notes then outstanding will be secured by such mortgage, lien, pledge, security interest or other encumbrance equally and ratably with any and all indebtedness for borrowed money thereby secured so long as any such indebtedness shall be so secured; provided, however, that neither the Corporation nor any Principal Subsidiary of the Corporation will be precluded from creating, or from suffering to be created or to exist, any mortgages, liens, pledges, security interests or other encumbrances, or any agreements, with respect to (i) purchase money mortgages, or other purchase money liens, pledges, security interests or other encumbrances of any kind upon property acquired after the date of the Senior Note Indenture by the Corporation or any Principal Subsidiary of the Corporation, or mortgages, liens, pledges, security interests or other encumbrances of any kind existing on any property or any shares of stock at the time of the acquisition thereof (including mortgages, liens, pledges, security interests or other encumbrances which exist on any property or any shares of stock of a Person which is consolidated with or merged with or into the Corporation or any Principal Subsidiary of the Corporation or which transfers or leases all or substantially all of its properties to the Corporation or any Principal Subsidiary of the Corporation), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property acquired after the date of the Senior Note Indenture; provided, however, that no such mortgage, lien, pledge, security interest or other encumbrance will extend to or cover any other property of the Corporation or such Principal Subsidiary of the Corporation; (ii) mortgages, liens, pledges, security interests or other encumbrances of any kind upon any property of the Corporation or any Principal Subsidiary of the Corporation or any shares of stock of any Principal Subsidiary of the Corporation existing as of the date of the initial issuance of the Senior Notes or upon the property or any shares of stock of any corporation, which mortgages, liens, pledges, security interests or other encumbrances existed at the time such corporation became a Principal Subsidiary of the Corporation; liens for taxes or assessments or other governmental charges or levies; pledges or deposits to secure obligations under workers' compensation laws, unemployment insurance and other social security legislation, including liens of judgments thereunder which are not currently dischargeable; pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Corporation or any Principal Subsidiary of the Corporation is a party; pledges or deposits to secure public or statutory obligations of the Corporation or any Principal Subsidiary of the Corporation; builders', materialmen's, mechanics', carriers', warehousemen's, workers', repairmen's, operators', landlords' or other like liens in the ordinary course of business, or deposits to obtain the release of such liens; pledges or deposits to secure, or in lieu of, surety, stay, appeal, indemnity, customs, performance or return-of-money bonds; other pledges or deposits for similar purposes in the ordinary course of business; liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings; liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred; liens incurred in connection with repurchase, swap or other similar agreements (including, without limitation, commodity price, currency exchange and interest rate protection agreements); leases made, or existing on property acquired, in the ordinary course of business; liens securing industrial revenue or pollution control bonds; liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of the Corporation or any Principal Subsidiary of the Corporation, including the Senior Notes; liens created in connection with, and created to secure, a non-recourse obligation; zoning restrictions, easements, licenses, rights-of-way, restrictions on the use of property or minor irregularities in title thereto, which do not, in the opinion of the Corporation, materially impair the use of such property in the operation of the business of the Corporation or the value of such property for the purpose of such business; (iii) mortgages, liens, pledges, security interests or other encumbrances in favor of the United States of America, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages, including, without limitation, mortgages to secure indebtedness of the pollution control or industrial revenue bond type; (iv) indebtedness which may be issued by the Corporation or any Principal Subsidiary of the Corporation in connection with a consolidation or merger of the Corporation or any Principal Subsidiary of the Corporation with or into any other Person (which may be an affiliate of the Corporation or any Principal Subsidiary of the Corporation) in exchange for or otherwise in substitution for secured indebtedness of such Person ("Third Party Debt") which by its terms (1) is secured by a mortgage on all or a portion of the property of such Person, (2) prohibits secured indebtedness from being incurred by such Person, unless the Third Party Debt shall be secured equally and ratably with such secured indebtedness or (3) prohibits secured indebtedness from being incurred by such Person; (v) indebtedness of any Person which is required to be assumed by the Corporation or any Principal Subsidiary of the Corporation in connection with a consolidation or merger of such Person, with respect to which any property of the Corporation or any Principal Subsidiary of the Corporation is subjected to a mortgage, lien, pledge, security interest or other encumbrance; (vi) mortgages, liens, security interests or other encumbrances on property held or used by the Corporation or any Principal Subsidiary of the Corporation in connection with the exploration for, or development, gathering, production, storage or marketing of, natural gas, oil or other minerals (including liquified gas and synthetic gas); (vii) mortgages, liens, pledges, security interests or other encumbrances of any kind upon any property acquired, constructed, developed or improved by the Corporation or any Principal Subsidiary of the Corporation (whether alone or in association with others) after the date of the Senior Note Indenture which are created prior to, at the time of, or within 18 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that in the case of such construction, development or improvement the mortgages, liens, pledges, security interests or other encumbrances shall not apply to any property theretofore owned by the Corporation or any Principal Subsidiary of the Corporation other than theretofore unimproved real property; (viii) mortgages, liens, pledges, security interests and other encumbrances in favor of the Corporation, one or more Principal Subsidiaries of the Corporation, one or more wholly-owned Subsidiaries of the Corporation or any of the foregoing in combination; (ix) the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any mortgage, lien, pledge, security interest or other encumbrance, or of any agreement, referred to above in clauses (i) through (viii) inclusive, or the replacement, extension or renewal (not exceeding the principal amount of indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the mortgage, lien, pledge, security interest or other encumbrance replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or (x) any other mortgage, lien, pledge, security interest or other encumbrance not excepted by the foregoing clauses (i) through (ix); provided that immediately after the creation or assumption of such mortgage, lien, pledge, security interest or other encumbrance, the aggregate principal amount of indebtedness for borrowed money of the Corporation secured by all mortgages, liens, pledges, security interests and other encumbrances created or assumed under the provisions of clause (x) will not exceed an amount equal to 10% of common stockholder's equity of the Corporation, as shown on its consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such mortgage, lien, pledge, security interest or other encumbrance.

  For the purposes of the preceding paragraph, the following terms have the meanings hereafter specified: "Principal Property" means any natural gas pipeline, natural gas gathering system, natural gas storage facility, natural gas processing plant or other plant or facility located in the United States that in the opinion of the Board of Directors or management of the Corporation is of material importance to the business conducted by the Corporation and its consolidated subsidiaries taken as a whole; "Principal Subsidiary" means any Subsidiary which owns a Principal Property; and "Subsidiary" means, as to any Person, a corporation of which more than 50% of the outstanding shares of stock having ordinary voting power (other than stock having such power only by reason of contingency) is at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

DEFEASANCE AND COVENANT DEFEASANCE

  The Senior Note Indenture provides that, unless the terms of a given series of Senior Notes provide otherwise, the Corporation may cause itself to be (a) discharged from its obligations (with certain exceptions) with respect to any Senior Notes or series of Senior Notes ("Defeasance") and (b) released from its obligations under certain covenants especially established in respect of any Senior Notes or series of Senior Notes and from the obligations, if applicable, described above under the caption "Negative Pledge" with respect to any such Senior Notes ("Covenant Defeasance"), on and after the date certain conditions set forth in the Senior Note Indenture are satisfied. Such conditions include the irrevocable deposit with the Senior Indenture Trustee, in trust for such purpose, of money and/or Government Obligations (as defined in the Senior Note Indenture), which through the scheduled payment of principal and interest thereon will provide moneys in an amount sufficient to pay the principal of and any premium and interest on such Senior Notes on the stated maturities of such payments or upon redemption.

  Defeasance by the Corporation with respect to any Senior Notes of a series is permitted under certain circumstances under the Senior Note Indenture notwithstanding the Corporation's prior Covenant Defeasance with respect to Senior Notes of that series. Following a Defeasance, payment of any of such Senior Notes may not be accelerated because of an Event of Default (as defined in the Senior Note Indenture). Following a Covenant Defeasance, payment of Senior Notes may not be accelerated under the Senior Note Indenture by reference to the covenants noted under clause (b) above. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Senior Notes, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

  Under current United States federal income tax law, the Defeasance contemplated in the preceding paragraphs would be treated as an exchange of the relevant Senior Notes in which holders of Senior Notes might recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includible in the absence of such Defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a Defeasance, including the applicability and effect of tax laws other than the United States federal income tax laws.

  Under current United States federal income tax law, unless accompanied by other changes in the terms of the Senior Notes, Covenant Defeasance should not be treated as a taxable exchange.

INFORMATION CONCERNING THE SENIOR INDENTURE TRUSTEE

  The Chase Manhattan Bank, the Senior Indenture Trustee, will also serve as the Subordinated Indenture Trustee and as Property Trustee and Guarantee Trustee with respect to any Preferred Securities issued by the Trusts. The Corporation and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank.

GOVERNING LAW

  The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

                 DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

  Set forth below is a description of the terms of the Junior Subordinated Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Indenture, dated as of April 1, 1998, between the Corporation and The Chase Manhattan Bank, as trustee (the "Subordinated Indenture Trustee"), as to be supplemented, with respect to a series of Junior Subordinated Notes, by a supplemental indenture (each, a "Supplemental Indenture") thereto establishing such series of Junior Subordinated Notes (the Subordinated Indenture, as so supplemented and as such Indenture may be further supplemented from time to time, is hereinafter referred to as the "Subordinated Note Indenture"), the forms of which Subordinated Note Indenture and Supplemental Indenture are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of each series of Junior Subordinated Notes will include those stated in the Subordinated Note Indenture with respect to such series and those made a part of the Subordinated Note Indenture by reference to the 1939 Act. Certain capitalized terms used herein are defined in the Subordinated Note Indenture.

GENERAL

  The Junior Subordinated Notes will be issued as one or more series of unsecured subordinated debt securities (all such series of Junior Subordinated Notes collectively, the "Junior Subordinated Notes" and all series of Subordinated Notes collectively, the "Subordinated Notes") under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of Subordinated Notes (including Junior Subordinated Notes) that may be issued thereunder and provides that Subordinated Notes (including Junior Subordinated Notes) may be issued from time to time in one or more series pursuant to supplemental indentures or pursuant to resolutions of the Corporation's Board of Directors or a duly authorized committee thereof.

  Reference is made to the applicable Prospectus Supplement for the following terms of any particular series of Junior Subordinated Notes: (i) the title of such series of Junior Subordinated Notes; (ii) any limit on the aggregate principal amount of such Junior Subordinated Notes; (iii) the date or dates on which the principal of such Junior Subordinated Notes will be payable or the method by which such date or dates will be determined, and the right, if any, of the Corporation to shorten or extend the date on which the principal of any Junior Subordinated Notes of the series is payable; (iv) the rate or rates at which such Junior Subordinated Notes will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue; (v) the Interest Payment Dates on which any such interest will be payable and the Regular Record Date, if any, for any such interest payable on any Interest Payment Date; (vi) if applicable, whether the interest payment periods may be extended by the Corporation, and, if so, the terms of any such extension; (vii) the place or places where the principal of and any premium and interest on such Junior Subordinated Notes will be payable, if other than the principal corporate trust office of the Subordinated Indenture Trustee; (viii) the obligation, if any, of the Corporation to redeem or purchase such Junior Subordinated Notes pursuant to any sinking fund, purchase fund or analogous provision or at the option of the holder thereof and the terms and conditions on which such Junior Subordinated Notes may be redeemed or purchased pursuant to such obligation; (ix) the terms and conditions, if any, on which such Junior Subordinated Notes may be redeemed at the option of the Corporation; (x) if applicable, the fact that certain terms of the Subordinated Note Indenture which are described below under the caption "Defeasance and Covenant Defeasance" will not apply to such Junior Subordinated Notes; (xi) the currency, currencies or currency units in which the principal of and any premium and interest of such Junior Subordinated Notes will be payable, if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose; (xii) if the principal of or any premium or interest on such Junior Subordinated Notes is to be payable, at the election of the Corporation or the Holder thereof, in one or more currencies or currency units other than those in which such Junior Subordinated Notes are stated to be payable, then the currency, currencies or currency units in which such payments will be made, the terms and conditions upon which such election is to be made and the amount so payable (or the manner of determining any such amount); (xiii) the portion of the principal amount of any such Junior Subordinated Notes which will be payable upon declaration of acceleration of the Maturity thereof, if other than the entire principal amount thereof; (xiv) whether such Junior Subordinated Notes will be issuable in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary (the "Depositary") for any such Global Security or Global Securities and any provisions regarding the transfer, exchange or legending of any such Global Security if different from those described below under the caption "Global Securities"; (xv) any addition to, change in or deletion from the Subordinated
Note Indenture Events of Default or the covenants of the Corporation with respect to such Junior Subordinated Notes; (xvi) any index or formula used to determine the amount of principal of or any premium or interest on such Junior Subordinated Notes and the manner of determining any such amounts; (xvii) if the principal amount payable at the stated maturity of such Junior Subordinated Notes will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity (or the manner of determining any such deemed principal amount); and (xviii) any other terms of such Junior Subordinated Notes.

  Unless otherwise indicated in the Prospectus Supplement relating thereto, the Junior Subordinated Notes will be issued only in fully registered form, without coupons, and no service charge will be made for any registration of transfer or exchange of the Junior Subordinated Notes, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  The interest rate and interest and other payment dates of each series of Junior Subordinated Notes issued to a Trust will correspond to those of the related Preferred Securities of such Trust as described in the Prospectus Supplement relating to such Preferred Securities.

  The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving the Corporation.

SUBORDINATION

  Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Note Indenture, to all Senior Indebtedness (as defined below) of the Corporation. In the event, subject to certain exceptions, (a) of any payment by, or distribution of assets of, the Corporation to creditors upon any dissolution, winding-up, liquidation or reorganization of the Corporation, whether in bankruptcy, insolvency or other proceedings, or (b) that (i) a default (beyond any period of grace) shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default with respect to such Senior Indebtedness, then the holders of all Senior Indebtedness shall be entitled to receive payment, in the case of (a) above, of all amounts due or to become due upon all Senior Indebtedness, and, in the case of (b) above, of all amounts due thereon, or provision shall be made for such payment, before the holders of any series of Junior Subordinated Notes are entitled to receive payments of principal or interest on such Junior Subordinated Notes.

  The term "Senior Indebtedness" is defined in the Subordinated Note Indenture to mean, with respect to any series of Subordinated Notes, the principal of, and premium, if any, and interest on and any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding at the date of execution of the Subordinated Note Indenture or thereafter incurred, created or assumed: (a) all indebtedness of the Corporation evidenced by notes, debentures, bonds or other securities sold by the Corporation for money or other obligations for money borrowed, (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Corporation or in effect guaranteed by the Corporation through an agreement to purchase, contingent or otherwise, and (c) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b), unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same by its terms provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with such Subordinated Notes. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

  The Corporation conducts its business through subsidiaries. Accordingly, the ability of the Corporation to meet its obligations under the Junior Subordinated Notes will be dependent on the earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or to advance or repay funds to the Corporation. In addition, the rights of the Corporation and its creditors to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors.

  Certain future series of Subordinated Notes, if any, may rank senior to, and hence constitute Senior Indebtedness with respect to, series of Junior Subordinated Notes.

  The Subordinated Note Indenture does not limit the amount of Senior Indebtedness that may be issued by the Corporation. As of December 31, 1997, Senior Indebtedness of the Corporation aggregated approximately $933,788,680.

GLOBAL SECURITIES

  Some or all of the Subordinated Notes of a series may be represented in whole or in part by one or more Global Securities that will be deposited with or on behalf of one or more Depositaries.

  The specific terms of the depositary arrangement with respect to any Subordinated Notes of a series will be described in the Prospectus Supplement relating thereto. The Corporation anticipates that the following provisions will apply to all depositary arrangements.

  Unless otherwise specified in the Prospectus Supplement relating thereto, Subordinated Notes which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of a Global Security in registered form, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amount of the Subordinated Notes represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Subordinated Notes or by the Corporation, if such Subordinated Notes are offered and sold directly by the Corporation. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of any such ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be effected only through records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Subordinated Notes represented by such Global Security for all purposes under the Subordinated Note Indenture. Except as set forth below, owners of beneficial interests in the Global Security will not be entitled to have the Subordinated Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Subordinated Notes in definitive form and will not be considered the owners or holders thereof under the Subordinated Note Indenture.

  Payment of principal of and any premium and interest on Subordinated Notes registered in the name of or held by a Depositary or its nominee will be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Subordinated Notes. None of the Corporation, the Subordinated Indenture Trustee, any Paying Agent or the Security Registrar for such Subordinated Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for such Subordinated Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that a Depositary for Subordinated Notes of a series, upon receipt of any payment of principal or any premium or interest in respect of a Global Security, will credit immediately participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Corporation also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  A Global Security may not be transferred in whole or in part except by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. If a Depositary for Subordinated Notes of a series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Corporation within 90 days or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act when the Depositary is required to be registered to act as such Depositary and no successor is appointed by the Corporation within 90 days, then the Corporation will issue Subordinated Notes in definitive registered form in exchange for the Global Security or Global Securities representing such Subordinated Notes. In addition, the Corporation may at any time determine not to have any Subordinated Notes represented by one or more Global Securities and, in such event, will issue Subordinated Notes in definitive registered form in exchange for the Global Securities representing such Subordinated Notes. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Subordinated Notes represented by such Global Security equal in principal amount to such beneficial interest and to have such Subordinated Notes registered in its name.

EVENTS OF DEFAULT

  The following will be Subordinated Note Indenture Events of Default with respect to each series of Junior Subordinated Notes (unless inapplicable to the particular series or otherwise deleted or modified in a supplemental indenture, as set forth in the applicable Prospectus Supplement); (a) failure to pay principal of or any premium on any Junior Subordinated Note of such series when due; (b) failure to pay any interest on any Junior Subordinated Note of such series when due, continued for 60 days; provided, however, that the date on which such payment is due and payable shall be the date on which the Corporation is required to make payment following any deferral of payments of interest by the Corporation pursuant to the terms of such Junior Subordinated Notes; (c) failure to perform any covenant of the Corporation in the Subordinated Note Indenture (other than a covenant which has expressly been included in the Subordinated Note Indenture solely for the benefit of a series of Junior Subordinated Notes other than that series), continued for 90 days after written notice has been given by the Subordinated Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Junior Subordinated Notes of such series (unless such time period is extended by the Subordinated Indenture Trustee or by the Subordinated Indenture Trustee and the holders of a principal amount of Junior Subordinated Notes of such series not less than the principal amount of such Notes the holders of which had given such notice of default; provided, however, that the Subordinated Indenture Trustee, or the Subordinated Indenture Trustee and such holders, as the case may be, will be deemed to have agreed to such an extension if corrective action is initiated and is being diligently pursued by the Corporation); and (d) certain events in bankruptcy, insolvency or reorganization of the Corporation.

  If a Subordinated Note Indenture Event of Default with respect to the Junior Subordinated Notes of a series occurs and is continuing, then the Subordinated Indenture Trustee or the holders of not less than 33% in principal amount of the outstanding Junior Subordinated Notes of such series may, by notice to the Corporation (and to the Subordinated Indenture Trustee if given by holders), declare to be immediately due and payable the principal amount of all Junior Subordinated Notes of such series. However, the Subordinated Note Indenture Event of Default giving rise to such declaration will, without further act, be deemed waived, and such declaration deemed rescinded, at any time after such a declaration of acceleration and before a judgment or decree for payment of the money due has been obtained by the Subordinated Indenture Trustee, if (i) the Corporation has paid or deposited with the Subordinated Indenture Trustee a sum sufficient to pay all overdue interest on the Junior Subordinated Notes of such series, the principal of and any premium on the Junior Subordinated Notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Junior Subordinated Notes, interest on overdue interest at the rate or rates prescribed therefor in such Junior Subordinated Notes (to the extent permitted by applicable law), and all amounts due to the Subordinated Indenture Trustee under the Subordinated Note Indenture and (ii) all Subordinated Note Indenture Events of Default with respect to the Junior Subordinated Notes of such series (other than the nonpayment of the principal which became due solely by such declaration of acceleration) have been cured or waived.

  A holder of Preferred Securities may institute a legal proceeding directly against the Corporation, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes of the related series having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

  Subject to the provisions of the Subordinated Note Indenture relating to the duties of the Subordinated Indenture Trustee in case of a continuing Subordinated Note Indenture Event of Default, the Subordinated Note Indenture provides that the Subordinated Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Note Indenture at the request or direction of any of the holders unless such holders shall have offered to the Subordinated Indenture Trustee reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. Subject to such provisions for indemnification and certain other rights of the Subordinated Indenture Trustee, the holders of a majority in principal amount of the outstanding Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Subordinated Indenture Trustee or exercising any trust or power conferred on the Subordinated Indenture Trustee with respect to such Subordinated Notes. The Subordinated Indenture Trustee may withhold notice to the holders of Subordinated Notes of any series of any default (except in payment of principal or interest) with respect to such series of Subordinated Notes, if it in good faith considers it in the interest of holders to do so.

  No holder of a Junior Subordinated Note of any series will have any right to institute any proceeding with respect to the Subordinated Note Indenture or for any remedy thereunder unless such holder has previously given the Subordinated Indenture Trustee written notice of a continuing Subordinated
Note Indenture Event of Default with respect to the Junior Subordinated Notes of such series and unless the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of such series have made such written request, and offered reasonable indemnity, to the Subordinated Indenture Trustee to institute such proceeding, and the Subordinated Indenture Trustee has not received from the holders of a majority in principal amount of the outstanding Junior Subordinated Notes of such series a direction inconsistent with such request and has failed to institute such proceeding within 60 days after receipt of such notice and offer of indemnity. Notwithstanding the foregoing, the holder of any Junior Subordinated Note will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to certain limitations, interest on such Junior Subordinated Note on the stated maturities thereof (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment.

  The Corporation is required to furnish annually to the Subordinated Indenture Trustee an officers' certificate to the effect that, to the best knowledge of the officers providing such certificate, the Corporation is not in default in the performance and observance of any terms, provisions or conditions of the Subordinated Note Indenture or, if there has been a default, specifying such default and its status.

REGISTRATION AND TRANSFER

  If the Junior Subordinated Notes of a series are to be redeemed, the Corporation will not be required to (i) issue, register the transfer of, or exchange any Junior Subordinated Notes of that series during a period of fifteen days immediately preceding the date notice is mailed identifying the Junior Subordinated Notes of such series that are called for redemption or
(ii) register the transfer of or exchange any Junior Subordinated Notes of such series so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note of such series being redeemed in part.

DENOMINATIONS

  Unless otherwise set forth in the applicable Prospectus Supplement, Junior Subordinated Notes will be issuable in denominations of $1,000 or any integral multiples thereof.

PAYMENT AND PAYING AGENT

  Payment of principal of any Junior Subordinated Notes will be made only against surrender to the Paying Agent of such Junior Subordinated Notes. Interest on Junior Subordinated Notes will be payable, subject to such surrender where applicable, at the office of the Paying Agent or, at the option of the Corporation, (i) by wire transfer to such account at a banking institution in the United States as is designated in writing to the Subordinated Indenture Trustee at least sixteen days prior to the date of payment by the person entitled thereto or (ii) by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to such Junior Subordinated Notes.

  Unless otherwise set forth in the applicable Prospectus Supplement, the Subordinated Indenture Trustee will act as Paying Agent with respect to the Junior Subordinated Notes and the principal corporate trust office of the Subordinated Indenture Trustee will serve as the office through which the Paying Agent acts. Notwithstanding the foregoing, the Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

  All moneys paid by the Corporation to a Paying Agent for the payment of the principal of or interest on the Junior Subordinated Notes which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Corporation at the Corporation's request, and the holder of such Junior Subordinated Notes will thereafter look only to the Corporation for payment thereof.

MODIFICATION; WAIVER

  The Corporation and the Subordinated Indenture Trustee may amend or modify (with certain exceptions) the Subordinated Note Indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Subordinated Notes of all series of Subordinated Notes affected thereby (voting as one class); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Subordinated Note affected thereby, (a) change the stated maturity of the principal of, or any installment of principal of or interest on, any Subordinated Note; (b) reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, any Subordinated Note or reduce the amount of principal of any Subordinated Note which would be due and payable upon acceleration of the maturity thereof; (c) change the currency of payment of principal of, or any premium or interest on, any Subordinated Note;
(d) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or date of redemption); (e) reduce the percentage in principal amount of Subordinated Notes of any series, the consent of whose holders is required to amend or modify the Subordinated Note Indenture, to waive compliance with certain provisions of the Subordinated
Note Indenture or to waive certain defaults; or (f) with certain exceptions, modify the above provisions or the sections of the Subordinated Note Indenture governing waiver of certain covenants and past defaults. In addition, the Corporation and the Subordinated Indenture Trustee may execute, without the consent of any holders of Subordinated Notes, supplemental indentures for certain other purposes, including for the purpose of creating a new series of Subordinated Notes.

  The holders of not less than a majority in aggregate principal amount of the outstanding Subordinated Notes of any series may waive, insofar as that series is concerned, compliance by the Corporation with certain restrictive provisions of the Indenture under which such Subordinated Notes were issued. The holders of not less than a majority in aggregate principal amount of the outstanding Subordinated Notes of all series under the Subordinated Note Indenture with respect to which a default has occurred and is continuing (voting as one class) may waive any past default under the Subordinated Note Indenture with respect to all such series, except a default in the payment of principal of, or any premium or interest on, any Subordinated Note of such series or in respect of a covenant or provision under the Subordinated Note Indenture which cannot be amended or modified without the consent of the holder of each outstanding Subordinated Note affected thereby.

  The Subordinated Note Indenture may not be amended to alter the subordination of any Junior Subordinated Notes or any other Subordinated Notes without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

  The Subordinated Note Indenture provides that the Corporation may consolidate or merge with or into another corporation or other entity of a sort specified in the Subordinated Note Indenture, or convey or transfer its properties and assets as an entirety or substantially as an entirety to any such entity; provided that the successor, if any, assumes by supplemental indenture the Corporation's obligations under the Subordinated Note Indenture and the Subordinated Notes issued thereunder and the Corporation delivers to the Subordinated Indenture Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent in the Subordinated Note Indenture relating to such consolidation, merger, conveyance or transfer have been complied with. Upon the assumption by the successor of the Corporation's obligations under the Subordinated Note Indenture and the Subordinated Notes issued thereunder, and the satisfaction of any other conditions precedent provided for in the Subordinated Note Indenture, the successor will succeed to and be substituted for the Corporation under such Indenture and the Corporation will be relieved of its obligations under the Subordinated Note Indenture and the Subordinated Notes.

DEFEASANCE AND COVENANT DEFEASANCE

  The Subordinated Note Indenture provides that, unless the terms of a given series of Subordinated Notes provide otherwise, the Corporation may cause itself to be (a) discharged from its obligations (with certain exceptions) with respect to any Subordinated Notes or series of Subordinated Notes ("Defeasance") and (b) released from its obligations under certain covenants especially established in respect of such series ("Covenant Defeasance"), on and after the date certain conditions set forth in the Subordinated Note Indenture are satisfied. Such conditions include the irrevocable deposit with the Subordinated Indenture Trustee, in trust for such purpose, of money and/or Government Obligations (as defined in the Subordinated Note Indenture), which through the scheduled payment of principal and interest thereon will provide moneys in an amount sufficient to pay the principal of and any premium and interest on such Subordinated Notes on the stated maturities of such payments or upon redemption.

  Defeasance by the Corporation with respect to any Subordinated Notes of a series is permitted under certain circumstances under the Subordinated Note Indenture notwithstanding the Corporation's prior Covenant Defeasance with respect to Subordinated Notes of that series. Following a Defeasance, payment of any of such Subordinated Notes may not be accelerated because of an Event of Default (as defined in the Subordinated Note Indenture). Following a Covenant Defeasance, payment of Subordinated Notes may not be accelerated under the Subordinated Note Indenture by reference to the covenants noted under clause (b) above. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Subordinated Notes, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

  Under current United States federal income tax law, the Defeasance contemplated in the preceding paragraphs would be treated as an exchange of the relevant Subordinated Notes in which holders of Subordinated Notes might recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includible in the absence of such Defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a Defeasance, including the applicability and effect of tax laws other than the United States federal income tax laws.

  Under current United States federal income tax law, unless accompanied by other changes in the terms of the Subordinated Notes, Covenant Defeasance should not be treated as a taxable exchange.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

  The Chase Manhattan Bank, the Subordinated Indenture Trustee, will also serve as the Senior Indenture Trustee and as Property Trustee and Guarantee Trustee. The Corporation and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank.

GOVERNING LAW

  The Subordinated Note Indenture and the Subordinated Notes (including the Junior Subordinated Notes) will be governed by, and construed in accordance with, the internal laws of the State of New York.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  Each Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Trust Agreement of each Trust will authorize the Administrative Trustees, on behalf of the Trust, to issue the Preferred Securities of such Trust. The Preferred Securities of each Trust will have such terms, including distribution, redemption, voting and liquidation rights, and such other preferred, deferral or other special rights or such restrictions as shall be set forth in the Trust Agreement of such Trust. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for specific terms, including
(i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities of such Trust and the date or dates on which such distributions shall be payable; (iv) the date or dates, or method of determining the date or dates, from which distributions on the Preferred Securities shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of such Trust to the holders of the Preferred Securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust; (vi) the obligation, if any, of such Trust to purchase or redeem such Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which such Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of such Preferred Securities in addition to those required by law, including any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Trust Agreement of such Trust; (viii) the right, if any, to defer distributions on the Preferred Securities upon extension of the interest payment period on the related Junior Subordinated Notes; and (ix) any other relative rights, preferences, privileges, limitations or restrictions of such Preferred Securities not inconsistent with the Trust Agreement of such Trust or applicable law. All Preferred Securities offered hereby will be guaranteed by the Corporation to the extent set forth under "Description of the Guarantees." Any material United States federal income tax considerations applicable to an offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

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

                         DESCRIPTION OF THE GUARANTEES

  Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Corporation for the benefit of the holders of Preferred Securities of the respective Trusts from time to time. Each Guarantee will be qualified as an indenture under the 1939 Act. The Chase Manhattan Bank will act as indenture trustee under each Guarantee (the "Guarantee Trustee") for purposes of the 1939 Act. The terms of the respective Guarantees will be those set forth therein and those made part thereof by the 1939 Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantees, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the 1939 Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities to which it relates.

GENERAL

  Pursuant to each Guarantee, the Corporation will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the related Preferred Securities, the Guarantee Payments (as defined herein), to the extent not paid by, or on behalf of, the related Trust, regardless of any defense, right of set-off or counterclaim that the Corporation may have or assert against any person. The following payments or distributions (without duplication) with respect to the Preferred Securities of any Trust to the extent not paid or made by, or on behalf of, such Trust will be subject to the Guarantee related thereto: (i) any accrued and unpaid distributions required to be paid on the Preferred Securities of such Trust but if and only if and to the extent that such Trust has funds legally and immediately available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), with respect to any Preferred Securities called for redemption by such Trust, but if and only to the extent such Trust has funds legally and immediately available therefor, and (iii) upon a dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities of such Trust or the redemption of all of the Preferred Securities of such Trust), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities of such Trust to the date of payment, to the extent such Trust has funds legally and immediately available therefor, and (b) the amount of assets of such Trust remaining available for distribution to holders of Preferred Securities of such Trust in liquidation of such Trust (the "Guarantee Payments"). The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the related Preferred Securities or by causing the related Trust to pay such amounts to such holders.

  Each Guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the Guarantee Payments with respect to the related Preferred Securities from the time of issuance of such Preferred Securities, but will not apply to the payment of distributions and other payments on such Preferred Securities when the related Trust does not have sufficient funds legally and immediately available to make such distributions or other payments. IF THE CORPORATION DOES NOT MAKE THE REQUIRED PAYMENTS ON THE JUNIOR SUBORDINATED NOTES HELD BY THE PROPERTY TRUSTEE UNDER ANY TRUST, SUCH TRUST WILL NOT MAKE THE RELATED PAYMENTS ON ITS PREFERRED SECURITIES.

SUBORDINATION

  The Corporation's obligations under each Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Corporation and will rank (i) subordinate and junior in right of payment to all other liabilities of the Corporation, including the Junior Subordinated Notes, except those obligations or liabilities made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred stock that may be issued by the Corporation, and (iii) senior to all common stock of the Corporation. The terms of the Preferred Securities will provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee related thereto.

  Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity).

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not materially and adversely affect the rights of holders of the related Preferred Securities (in which case no consent will be required), each Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of such outstanding Preferred Securities. All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

TERMINATION

  Each Guarantee will terminate and be of no further force and effect as to the related Preferred Securities upon full payment of the Redemption Price of all such Preferred Securities, upon distribution of Junior Subordinated Notes to the holders of such Preferred Securities, or upon full payment of the amounts payable upon liquidation of the related Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid with respect to such Preferred Securities or under such Guarantee.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure by the Corporation to perform any of its payment obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which any Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee. Any holder of the related Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. The holders of a majority in liquidation amount of Preferred Securities of any series may, by vote, on behalf of the holders of all the Preferred Securities of such series, waive any past event of default and its consequences.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, prior to the occurrence of any event of default with respect to any Guarantee and after the curing or waiving of all events of default with respect to such Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, in case an event of default has occurred and not been cured or waived, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of the related Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

  The Chase Manhattan Bank, the Guarantee Trustee, will also serve as Property Trustee and Subordinated Indenture Trustee and as Senior Indenture Trustee. The Corporation and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank.

GOVERNING LAW

  Each Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

AGREEMENTS AS TO EXPENSES AND LIABILITIES

  Pursuant to each Agreement as to Expenses and Liabilities to be entered into by the Corporation under each of the Trust Agreements, the Corporation will irrevocably and unconditionally guarantee to each person or entity to whom the related Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of such Trust, other than obligations of such Trust to pay to the holders of the related Preferred Securities or other similar interests in such Trust the amounts due such holders pursuant to the terms of such Preferred Securities or such other similar interests, as the case may be.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, each Trust will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Trusts will be included in the consolidated financial statements of the Corporation. The Preferred Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation entitled "Guaranteed Preferred Beneficial Interests in Corporation's Subordinated Notes." For financial reporting purposes, the Corporation will record distributions payable on the Preferred Securities as an expense in the consolidated statement of income.

                             PLAN OF DISTRIBUTION

  The Corporation may sell the Senior Notes and the Junior Subordinated Notes and the Trusts may sell the Preferred Securities in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or
(iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of Senior Notes, Junior Subordinated Notes or Preferred Securities will set forth the terms of the offering of such Senior Notes, Junior Subordinated Notes or Preferred Securities, including the name or names of any underwriters or agents, the purchase price of such Senior Notes, Junior Subordinated Notes or Preferred Securities and the proceeds to the Corporation or the applicable Trust from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Senior Notes, Junior Subordinated Notes or Preferred Securities may be listed.

  If underwriters participate in the sale, such Senior Notes, Junior Subordinated Notes or Preferred Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

  Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Senior Notes, Junior Subordinated Notes or Preferred Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Senior Notes, Junior Subordinated Notes or Preferred Securities, if any are purchased.

  Underwriters and agents may be entitled under agreements entered into with the Corporation and/or the applicable Trust to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents may engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

  Each series of Senior Notes, Junior Subordinated Notes or Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Senior Notes, Junior Subordinated Notes or Preferred Securities are sold for public offering and sale may make a market in such Senior Notes, Junior Subordinated Notes or Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Senior Notes, Junior Subordinated Notes or Preferred Securities may or may not be listed on a national securities exchange.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Corporation and the Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Corporation and the Trusts. The validity of the Senior Notes, the Junior Subordinated Notes and the Guarantees and certain matters relating thereto will be passed upon on behalf of the Corporation by Dewey Ballantine LLP, New York, New York. The validity of the Senior Notes, the Junior Subordinated Notes and the Guarantees will be passed upon for the underwriters or agents by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

  The consolidated financial statements included in the Form 10 of the Corporation, which are incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of that firm as experts in accounting and auditing. The consolidated financial statements included in PanEnergy's annual report on Form 10-K for the year ended December 31, 1996 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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